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                          [Baker McKenzie Letterhead]

                                   May 19, 1998

     SFX Entertainment, Inc.
     650 Madison Avenue, 16th Floor
     New York, NY 10022

                 Re:          Securities and Exchange Commission
                              Registration Statement on Form S-1

     Gentlemen:

              As counsel to SFX Entertainment, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, File No. 333-50079, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 7,000,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), of the Company and up to an additional 1,050,000 shares of Class A Common Stock (collectively, the "Offering Shares") that the underwriters named in the Registration Statement have an option to purchase from the Company solely to cover over-allotments.

              In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, as amended to date, resolutions of its Board of Directors, officers' certificates and such other documents and records relating to the Company and the issuance and sale of the Class A Common Stock as we have deemed appropriate for purposes of rendering this opinion.

              In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently verified, we have relied upon representations of officers of the Company.


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BAKER & MCKENZIE

SFX Entertainment, Inc.
May 19, 1998



         Based upon the foregoing examination, and the information thus supplied, it is our opinion that the Offering Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.


         We hereby consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, our Firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ Baker & McKenzie
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                                      BAKER & McKENZIE